(Translation)

                               Loan Agreement Deed

                                                         Dated: February 9, 1996

To: The Bank of Yokohama, Ltd.

      Borrower: Watkins-Johnson International Japan K.K.
                D-842, 2-1, Sakado 3-chome
                Takatsu-ku, Kawasaki

                (stamp signature and seal)
                --------------------------
                Stephen E. Chelberg
                Representative Director

Article 1.
     The Borrower hereby agrees to perform in accordance with the terms and conditions set forth in the Agreement of Bank Transactions separately executed and delivered to the Bank of Yokohama, Ltd. (hereinafter referred to as the "Bank"). The Borrower hereby confirms that, in accordance with the Summary of Loans hereinafter provided, the Bank has lent the Borrower the funds described below, and the Borrower has received such funds.

Article 2.
(1) With regard to any and all obligations which the Borrower may owe to the Bank under this Agreement, the Guarantor shall be jointly and severally liable with the Borrower for the performance of such obligations, and the Guarantor hereby agrees to abide by the terms and conditions of this Agreement in addition to those of the

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     Agreement of Bank  Transactions  separately  executed and  delivered to the
     Bank by the Borrower with regard to the performance of any and all such obligations.
(2) Even if the Bank, at its discretion, modifies or releases either the security or other guarantees it has received, the Guarantor shall not claim exemption from any of its obligations.
(3) The Guarantor shall not set off its obligations by using either the Borrower's deposits and/or other credits against the Bank.
(4) If and when the Guarantor performs any of its obligations under the Guarantee, the Guarantor shall then not exercise any rights obtained from the Bank by subrogation without the prior approval of the Bank as long as transactions between the Borrower and the Bank continue. Upon the Bank's demand, the Guarantor shall assign such rights and priority to the Bank without compensation.
(5) If the Guarantor has already executed and delivered other guarantees for the Borrower's transactions with the Bank, such other guarantees shall in no way be modified by this Guarantee.

Summary of Loans
     Amount                           One Billion Yen (Y1,000,000,000)
     Maturity Date                    January 20, 2011
     Purpose of Borrowing             Plant and equipment fund (for
                                      land purchases)

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     Interest                         Rate Fixed rate of two point five  percent
                                      (2.5%) per annum.

     Repayment                        The  Borrower  shall  repay  the  Loan  in
                                      installments, and each of the installments
                                      other than the final  installment shall be
                                      of an amount  equal to Five  Million  Nine
                                      Hundred Twenty Thousand Yen  (Y5,920,000),
                                      which  are  scheduled  to be  paid  on the
                                      twentieth   (20th)   day  of  each   month
                                      commencing on January 20, 1997, and the final installment, of an amount equal to Five Million Four Hundred Forty Thousand
                                      Yen (Y5,440,000), shall be payable on the Maturity Date.

     Payment of Interest              The first payment of interest, which shall
                                      consist of the amount accrued  between the
                                      date of this Agreement and March 20, 1997,
                                      shall  be  made  upon   March  20,   1997.
                                      Thereafter,  payment of  interest  accrued
                                      between each payment date shall be made on
                                      the twentieth (20th) day of
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                                      each month in arrears.

                                      Interest shall be computed per diem on the basis of 365-days per year.

         If any payment of the principal of, or interest on, the Loan falls due on a non-business day of the Bank, such payment shall be made on the next succeeding business day.

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                                     [LOGO]

                             WATKINS-JOHNSON COMPANY

 3333 Hillview Avenue, Stanford Research Park, Palo Alto, California 94304-1223
        Telephone: (415) 493-4141 Fax: (415) 813-~2402 TWX: 910-373-1253

                             AGREEMENT OF GUARANTEE

To:      Bank of Yokohama



         In regard to any and all obligations of Watkins-Johnson International Japan, K.K. (hereinafter referred to as "the Principle") may owe the Bank of Yokohama Ltd. (hereinafter referred to as "your Bank") as a result of the Loan of which amount is 1,000,000,000 yen made on the 31st day of January 1996:

Watkins-Johnson Company (hereinafter referred to as "the Guarantor") do hereby agree to the terms and conditions set forth in Agreement of Bank Transactions and the Agreement of the Loans on Deed separately executed and delivered to your Bank by the Principle, shall be jointly and severally liable with the Principle, and shall not cause any trouble or inconvenience to your Bank.

         The Guarantee Period shall commence on the date hereof and continue in force until the expiration of the above mentioned agreements between the Bank and the Principle.

Dated this 31 day of January, Nineteen Hundred and Ninety Six.

Revenue Stamp

By Watkins-Johnson Company:

Signature: /s/ W. Keith Kennedy               Signature: /s/ Scott G. Buchanan
           --------------------                          ---------------------

Name: W. Keith Kennedy                        Name: Scott G. Buchanan

Title: President                              Title:    Vice President and
                                                         Chief Financial Officer

(All questions that may arise within or without courts of law in regard to the meaning of the words, provisions and stipulations of this Agreement shall be decided in accordance with the Japanese text)